Alpine Air Express, Inc

Important Notice

Regarding the Availability of Information Statement and related materials for the Shareholder Meeting to Be Held on June 26, 2009.

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Alpine Air Express, Inc has elected to provide Internet access to its information statement and annual reports rather than mailing paper copies.  This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete information statement and related materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

Voting Items

The Board of Directors recommends a vote FOR Proposals 1 and 2

1.

Election of Directors

2.

Retention of Jones Simkins, P.C. as independent auditors

How to Access the Information Statement and Related Materials

The information statement and annual report to security holders are available online at:

www.alpine-air.com/annualreport

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 15, 2009 to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1.

Call our toll-free number at (800) 540-4647

2.

Visit our website at www.alpine-air.com/annualreport

3.

Send us an email at rwood@alpine-air.com  Please clearly identify the reports you are requesting and the name and address or email address to which the material should be sent.

Meeting Information
Meeting Type: Annual Meeting

Meeting Date: June 26, 2009

Meeting Time: 12:00 P.M.

Meeting Location: 1177 Alpine Air Way, Provo, UT 84601

The majority stockholder of our company  that has consented to the election of our directors and the retention of Jones Simkins, P.C. as our independent auditors owns in excess of the required number of our outstanding voting securities to adopt these actions under Delaware law, and has done so. No further consents, votes or proxies are needed and none are requested.